EXHIBIT 4.44
                                                                    ------------



                                                                  EXECUTION COPY


                            THIRD AMENDING AGREEMENT
                            ------------------------

THIS AGREEMENT is made as of July 29, 2003

BETWEEN:

         NEXEN INC., a corporation subsisting under the laws of Canada, (hereinafter referred to as the "Borrower"),

                                                              OF THE FIRST PART,

                            - and -

         THE FINANCIAL INSTITUTIONS SET FORTH ON THE SIGNATURE PAGES HEREOF UNDER THE HEADING "LENDERS:" (hereinafter sometimes collectively referred to as the "Lenders" and sometimes individually referred to as a "Lender"),

                                                             OF THE SECOND PART,

                            - and -

         THE TORONTO-DOMINION BANK, a Canadian chartered bank, as agent of the Lenders (hereinafter referred to as the "Agent")

                                                              OF THE THIRD PART.

         WHEREAS the parties hereto entered into the Restated Credit Agreement;

         AND WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Restated Credit Agreement as hereinafter set forth;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1.       INTERPRETATION

1.1. In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

"AGREEMENT" means this agreement, as amended, modified, supplemented or restated from time to time.

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                                       2


"RESTATED CREDIT AGREEMENT" means the restated credit agreement made as of April 14, 1997 and amended and restated as of October 16, 2000 between the Borrower, as borrower, the Lenders and the Agent, as amended to the date hereof.

1.2. Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Restated Credit Agreement.

1.3. The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof', "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.

1.4. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

2.       ADDITION OF BNP PARIBAS AS LENDER

2.1. BNP PARIBAS AS LENDER. The parties hereto hereby confirm and agree that, from and after the date hereof, BNP Paribas (Canada) ("BNP PARIBAS") shall be a Lender for all purposes of the Restated Credit Agreement and the other Documents and all references therein to "Lenders" or "a Lender" shall be deemed to include BNP Paribas.

2.2. BNP PARIBAS COMMITMENT. The parties hereto hereby confirm and agree that, from and after the date hereof, the A Facility Commitment of BNP Paribas shall be Cdn. $44,000,000 and the B Facility Commitment of BNP Paribas shall be Cdn. $66,000,000.

2.3. NOVATION OF BNP PARIBAS. BNP Paribas hereby agrees that it will be bound by the Restated Credit Agreement and the other Documents as a Lender to the extent of its aggregate Commitments as fully as if it had been an original party to the Restated Credit Agreement.

2.4. NOTICES. The parties hereto hereby confirm and agree that, from and after the date hereof, any demand, notice or communication to be given to BNP Paribas, as a Lender, in accordance with the provisions of the Restated Credit Agreement shall be made or given to BNP Paribas at the address set out in Schedule A to the Restated Credit Agreement, as amended hereby.

2.5. THE AGENT. Without in any way limiting the other provisions hereof, BNP Paribas irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Restated Credit Agreement and the other Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the provisions of the Restated Credit Agreement.

2.6. BNP CREDIT DECISION. BNP Paribas acknowledges to the Agent that BNP Paribas has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and its Subsidiaries, all of the matters and transactions contemplated herein and in the Restated Credit Agreement and other Documents and all other matters

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                                       3


incidental to the Restated Credit Agreement and the other Documents. BNP Paribas confirms with the Agent that it does not rely, and it will not hereafter rely, on the Agent:

         (a) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower, its Subsidiaries or any other person under or in connection with the Restated Credit Agreement and other Documents or the transactions therein contemplated (whether or not such information has been or is hereafter distributed to BNP Paribas by the Agent); or

         (b) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower and its Subsidiaries.

BNP Paribas acknowledges to the Agent that a copy of the Restated Credit Agreement (including a copy of the Schedules annexed thereto) has been made available to it for review and further acknowledges and agrees that it has received copies of such other Documents and such other information that it has requested for the purposes of its investigation and analysis of all matters related to this Agreement, the Restated Credit Agreement, the other Documents and the transactions contemplated hereby and thereby. BNP Paribas acknowledges to the Agent that it is satisfied with the form and substance of the Restated Credit Agreement and the other Documents.

3.       EXTENSION DATE; REVISED COMMITMENTS

3.1.     The Extension Date is hereby extended to July 27, 2004 pursuant to
Section 2.17 of the Restated Credit Agreement with respect to each Lender.

3.2. Schedule A (Lenders and Commitments) to the Restated Credit Agreement is hereby deleted in its entirety and replaced with the attached Schedule A to reflect the changes in the Commitments of certain Lenders contemplated by this Agreement. Further, the definition of "A Facility" in Section 1.1 of the Restated Credit Agreement is hereby amended to delete "Cdn. $400,400,000" and to substitute therefore "Cdn. $468,400,000" and the definition therein of "B Facility" is hereby amended to delete "Cdn. $600,600,000" and to substitute therefore "Cdn. $702,600,000".

4.       REPRESENTATIONS AND WARRANTIES

4.1. The Borrower hereby represents and warrants as follows to each Lender and the Agent and acknowledges and confirms that each Lender and the Agent is relying upon such representations and warranties:

         (a)      CAPACITY, POWER AND AUTHORITY

                  (i) It is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation or creation and has all the requisite corporate capacity, power and authority to carry on its business as presently conducted and to own its property; and

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                                       4


                  (ii) It has the requisite corporate capacity, power and authority to execute and deliver this Agreement.

         (b)      AUTHORIZATION; ENFORCEABILITY

                  It has taken or caused to be taken all necessary action to authorize, and has duly executed and delivered, this Agreement, and this Agreement is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors' rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.

4.2. The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by the Agent, the Lenders or Lenders' Counsel. Such representations and warranties shall survive until the Restated Credit Agreement has been terminated.

5.       CONFIRMATION OF CREDIT AGREEMENT AND OTHER DOCUMENTS

         The Restated Credit Agreement and the other Documents and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect and the Restated Credit Agreement as amended and supplemented by this Agreement and each of the other Documents is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect, in the case of the Restated Credit Agreement, as herein amended and supplemented, with such amendments and supplements being effective as of the date hereof.

6.       FURTHER ASSURANCES

         The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

7.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement may be executed and delivered by facsimile, which when so executed and delivered shall constitute a binding agreement of the parties hereto.



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                                       5


         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                       NEXEN INC.


                                       By:  /s/ Una Power
                                            -----------------------------------
                                            Name:      Una Power
                                            Title:     Treasurer

                                       By:  /s/ Rick Beingessner
                                            -----------------------------------
                                            Name:      Rick Beingessner
                                            Title:     Vice-President General
                                                       Counsel-Corporate and
                                                       Assistant Secretary

                                       LENDERS:
                                       --------

                                       THE TORONTO-DOMINION BANK

                                       By:  /s/ Dean Ariss
                                            -----------------------------------
                                            Name:     Dean Ariss
                                            Title:    Managing Director

                                       By:  /s/ Kevin Kynoch
                                            -----------------------------------
                                            Name:     Kevin Kynoch
                                            Title:    Associate - Corporate
                                                      Credit


                                       EXPORT DEVELOPMENT CANADA

                                       By:  /s/ Albert Van Eaden
                                            -----------------------------------
                                            Name:     Albert Van Eaden
                                            Title:    Senior Financial Services
                                                      Manager

                                       By:  /s/ Lissa Bjerkelund
                                            -----------------------------------
                                            Name:     Lissa Bjerkelund
                                            Title:    Senior Financial Services
                                                      Manager

                                       CANADIAN IMPERIAL BANK OF COMMERCE

                                       By:  /s/ Chris A. Perks
                                            -----------------------------------
                                            Name:     Chris A. Perks
                                            Title:    Executive Director

                                       By:  /s/  David J. Swain
                                            -----------------------------------
                                            Name:     David J. Swain
                                            Title:    Managing Director


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                                       6


                                       DEUTSCHE BANK AG, CANADA BRANCH


                                       By:  /s/ Paul Jurist
                                            -----------------------------------
                                            Name:     Paul Jurist
                                            Title:    Managing Director and
                                                      Principal Officer

                                       By:  /s/ Robert A. Johnston
                                            -----------------------------------
                                            Name:      Robert A. Johnston
                                            Title:     Vice President

                                       ROYAL BANK OF CANADA

                                       By:  /s/ S.G. Tibbatts
                                            -----------------------------------
                                            Name:     S.G. Tibbatts
                                            Title:    Senior Manager

                                       By:  /s/
                                            -----------------------------------
                                            Name:
                                            Title:


                                       BANK OF AMERICA, N.A.

                                       By:  /s/ Nelson Lam
                                            -----------------------------------
                                            Name:     Nelson Lam
                                            Title:    Vice President

                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                       CITIBANK, N.A., CANADIAN BRANCH

                                       By:  /s/ C.D. Impey
                                            -----------------------------------
                                            Name:     C.D. Impey
                                            Title:    Director

                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:


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                                       7


                                       BNP PARIBAS (CANADA)


                                       By:  /s/ Jean-Philippe Cadot
                                            -----------------------------------
                                            Name:     Jean-Philippe Cadot
                                            Title:    Vice President
                                                      Energy & Project Finance

                                       By:  /s/ Charles Ritchie
                                            ----------------------------------
                                            Name:     Charles Ritchie
                                            Title:    Vice President
                                                      Energy & Project Finance

                                       HSBC BANK CANADA

                                       By:  /s/ Nigel Richardson
                                            -----------------------------------
                                            Name:     Nigel Richardson
                                            Title:    Head of Corporate &
                                                      Institutional Banking
                                                      Western Region

                                       By:  /s/ Allison Dowhanik
                                            -----------------------------------
                                            Name:     Allison Dowhanik
                                            Title:    Assistant Vice President
                                                      Corporate & Institutional
                                                      Banking


                                       BANK OF TOKYO-MITSUBISHI (CANADA)

                                       By:  /s/ T. Kodama
                                            -----------------------------------
                                            Name:     T. Kodama
                                            Title:    Executive Vice President
                                                      & General Manager

                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                       THE BANK OF NOVA SCOTIA

                                       By:  /s/ Richard D. Lee
                                            -----------------------------------
                                            Name:     Richard D. Lee
                                            Title:    Managing Director

                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:


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                                       8


                                       AGENT:
                                       ------


                                       THE TORONTO-DOMINION BANK, in
                                       its capacity as Agent


                                       By:  /s/ Wayne M. Shiplo
                                            -----------------------------------
                                            Name:     Wayne M. Shiplo
                                            Title:    Vice President, Loan
                                                      Syndications-Agency

                                   SCHEDULE A
                             LENDERS AND COMMITMENTS


   LENDER AND ADDRESS                                          COMMITMENTS
   ------------------                                          -----------

--------------------------------------------------------------------------------
   THE TORONTO-DOMINION BANK                              A Facility Commitment:
   800 Home Oil Tower                                     Cdn. $64,000,000
   324 - 8th Avenue S.W.
   Calgary, Alberta
   T2P 2Z2                                                B Facility Commitment:
                                                          Cdn. $96,000,000

   Attention:       Norm Birbeck
   Telecopy No.:    (403) 292-2772
--------------------------------------------------------------------------------
   EXPORT DEVELOPMENT CANADA                              A Facility Commitment:
   151 O'Connor Street Ottawa, Ontario                    Cdn. $60,000,000
   K1A 1K3
   Attention:       Vito Dituri
   Telecopy No.:    (613) 598-3167                        B Facility Commitment:
                                                          Cdn. $90,000,000
--------------------------------------------------------------------------------
   CANADIAN IMPERIAL BANK OF COMMERCE                     A Facility Commitment:
   10th Floor, Bankers Hall                               Cdn. $50,400,000
   855 - 2nd Street S.W.
   Calgary, Alberta                                       B Facility Commitment:
   T2P 2P2                                                Cdn. $75,600,000

   Attention:       Chris Perks
   Telecopy No.:    (403) 221-5779
--------------------------------------------------------------------------------
   DEUTSCHE BANK AG, CANADA BRANCH                        A Facility Commitment:
   222 Bay Street, 11th Floor                             Cdn. $50,000,000
   Toronto, Ontario
   M5K 1H6
                                                          B Facility Commitment:
                                                          Cdn. $75,000,000
   Attention:       Rod O'Hara/Rod Johnston
   Telecopy No.:    (416) 682-8444
--------------------------------------------------------------------------------


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                                      A-2


--------------------------------------------------------------------------------
   ROYAL BANK OF CANADA                                   A Facility Commitment:
   Corporate Banking, 23rd Floor                          Cdn. $46,000,000
   334 - 8th Avenue S.W.
   Calgary, Alberta
   T2P 1C9                                                B Facility Commitment:
                                                          Cdn. $69,000,000

   Attention:       Sonia Tibbatts
   Telecopy No.:    (403) 292-3234
--------------------------------------------------------------------------------
   BANK OF AMERICA, N.A.                                  A Facility Commitment:
   c/o Bank of America Securities                         Cdn. $44,000,000
   NY1-301-48-05
   9 West 57th Street
   New York, NY 10019                                     B Facility Commitment:
                                                          Cdn. $66,000,000

   Attention:       Robert J. Brooks
   Telecopy No.:    (212) 847-5931
--------------------------------------------------------------------------------
   CITIBANK, N.A., CANADIAN BRANCH                        A Facility Commitment:
   400 -3rd Avenue S.W., Suite 4210                       Cdn. $44,000,000
   Calgary, Alberta
   T2P 4H2
                                                          B Facility Commitment:
                                                          Cdn. $66,000,000
   Attention:       James Campbell
   Telecopy No.:    (403) 294-0601
--------------------------------------------------------------------------------
   BNP PARIBAS (CANADA)                                   A Facility Commitment:
   77 King Street West, Suite 4100                        Cdn. $44,000,000
   Toronto, Ontario M5K 1N8

                                                          B Facility Commitment:
   Attention:       Jean-Philippe Cadot                   Cdn. $66,000,000
   Telecopy No.:    (416) 947-3538
--------------------------------------------------------------------------------
   HSBC BANK CANADA                                       A Facility Commitment:
   2210, 777-8th Avenue S.W.                              Cdn. $40,000,000
   Calgary, Alberta
   T2P 3R5
                                                          B Facility Commitment:
                                                          Cdn. $60,000,000
   Attention:       Nigel Richardson/Allison
                    Dowhanik
   Telecopy No.:    (403) 215-4433
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   BANK OF TOKYO MITSUBISHI (CANADA)                      A Facility Commitment:
   Suite 950 Parkplace                                    Cdn. $16,000,000
   666 Burrard Street
   Vancouver, British Columbia
   V6C 3L1                                                B Facility Commitment:
                                                          Cdn. $24,000,000

   Attention:       Davis Stewart
   Telecopy No.:    (604) 691-7311
--------------------------------------------------------------------------------

   THE BANK OF NOVA SCOTIA                                A Facility Commitment:
   Scotia Capital Bank Finance                            Cdn. $10,000,000
   3200, 700 - 2nd Street S.W.
   Calgary, Alberta
   T2P 2N7                                                B Facility Commitment:
                                                          Cdn. $15,000,000

   Attention:       Dan Lindquist
   Telecopy No.:    (403) 221-6497
--------------------------------------------------------------------------------